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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acorn Products, Inc. Third Amended and Restated 1997 Nonemployee Director Stock Option Plan, of our report dated February 22, 2002, except for Note 12 as to which the date is April 2, 2002, with respect to the consolidated financial statements and schedules of Acorn Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Columbus, Ohio
November 22, 2002